UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

16 East 34th Street, 18th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)
(929) 777-3135
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the appointment of Kendall K. Young as Chief Executive Officer and President on October 21, 2022, and in accordance with the terms of the offer letter entered into with Mr. Young concurrently with his appointment, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) agreed to reevaluate Mr. Young’s annual base salary in June 2023. On June 20, 2023, the Compensation Committee determined that Mr. Young will receive an annual base salary of $480,000, effective July 1, 2023. Mr. Young will continue to be eligible for annual cash incentive compensation at 50% (threshold), 100% (target) and 150% (maximum) of 80% of his annual base salary, prorated based on the base salary in effect during 2023, plus an additional cash bonus opportunity of up to $20,000 tied to achievement of certain strategic initiatives. As a result, for 2023, Mr. Young’s total target annual cash incentive compensation opportunity will now be $382,000.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) NorthStar Healthcare held its 2023 annual meeting of stockholders (the “Meeting”) on June 20, 2023. At the close of business on April 12, 2023, the record date for the Meeting, there were 195,421,656 shares of NorthStar Healthcare’s common stock outstanding and entitled to vote. Holders of 99,423,082 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, each of the following individuals were elected to the Board to serve until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld	Broker Non-Vote
Kendall K. Young	54,360,449	5,789,326	39,273,307
Jonathan A. Carnella	54,333,296	5,816,479	39,273,307
Gregory A. Samay	54,270,541	5,879,234	39,273,307
T. Andrew Smith	54,328,367	5,821,408	39,273,307

Proposal 2. At the Meeting, stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers for the year ended December 31, 2022, by the following vote:

For	Against	Abstained	Broker Non-Votes
49,240,069	7,056,455	3,853,250	39,273,307

Proposal 3. At the Meeting, stockholders approved “ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers, by the following vote:

One Year	Two Years	Three Years	Abstained
50,808,020	2,697,373	2,139,907	4,504,475

Based on the results of the advisory vote on the frequency of future advisory votes on the compensation of NorthStar Healthcare’s executive officers, and consistent with the recommendation of the Board, NorthStar Healthcare has determined it will hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of such votes.

Proposal 4. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as NorthStar Healthcare’s independent registered public accounting firm for the fiscal year ending December 31, 2023, by the following vote:

For	Against	Abstained
94,797,939	2,325,624	2,299,519

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: June 22, 2023	By:	/s/ Nicholas R. Balzo
Nicholas R. Balzo
Chief Financial Officer, Treasurer and Secretary

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